Registration No. 33-49662

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

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                                       FORM S-3

                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                REGISTRATION STATEMENT

                                        under
                              the Securities Act of 1933

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                                  AVISTA CORPORATION
                                  formerly known as
                          THE WASHINGTON WATER POWER COMPANY
                (Exact name of registrant as specified in its charter)

                         Washington                       91-0462470
               (State or other jurisdiction of         (I.R.S. Employer
               incorporation or organization)          Identification No.)

                               1411 East Mission Avenue
                              Spokane, Washington  99202
                                    (509) 489-0500
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              J.E. ELIASSEN                        J. ANTHONY TERRELL
          Senior Vice President                 Thelen Reid & Priest LLP
       and Chief Financial Officer                 40 West 57th Street
           Avista Corporation                   New York, New York  10019
        1411 East Mission Avenue                     (212) 603-2000
       Spokane, Washington  99202
             (509) 489-0500

           It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                               John E. Baumgardner, Jr.
                                 Sullivan & Cromwell
                                   125 Broad Street
                              New York, New York  10004
                                    (212)558-4000
              (Name, address, including zip code, and telephone number,
                      including area code, of agent of service)
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


                             WITHDRAWAL FROM REGISTRATION


               The registrant hereby withdraws from registration 572,400 shares of its Common Stock (no par value) and the Preferred Share Purchase Rights appurtenant thereto, registered under File
          No. 33-49662 and remaining unissued at May 31, 1999, with the following result:


          Shares of Common Stock (no par value)                  750,000
          registered under File No. 33-49662
          (including Preferred Share Purchase Rights appurtenant thereto)

          Shares of Common Stock previously issued               177,600
          (including Preferred Share Purchase Rights             -------
          appurtenant thereto)


          Shares of Common Stock withdrawn from registration
          (including Preferred Share Purchase Rights
          appurtenant thereto)                                   572,400


               The registrant hereby withdraws the aforesaid shares of Common Stock (including the Preferred Share Purchase Rights appurtenant thereto) from registration pursuant to the Company's undertaking, included in the Registration Statement No. 33-49662 as required by Item 512(a)(3) of Regulation S-K, to remove from registration by means of a post-effective amendment any registered securities which remain unsold at the termination of an offering. The offering of the registrant's Common Stock as contemplated in said Registration Statement has been terminated.




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

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-49662 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on June 18, 1999.


                                   AVISTA CORPORATION


                                   By: /s/ J.E. Eliassen
                                      --------------------------------
                                        Name:  J.E. Eliassen
                                        Title:  Senior Vice President and
                                                 Chief Financial Officer

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 33-49662 has been signed by the following persons in the capacities and on the date indicated.

                     Signature                  Title           Date
                     ---------                  -----           ----


           /s/ T.M. Matthews
           -----------------------------   Principal        June 18, 1999
                 T.M. Matthews             Officer
           (Chairman of the Board,         Executive
           President and Chief Executive   and Director
                   Officer)

           /s/ J.E. Eliassen
           -----------------------------   Principal        June 18, 1999
                J.E. Eliassen              Financial and
           (Senior Vice President and      Accounting
           Chief Financial Officer)        Officer


           David A. Clack, Eugene W.       Directors        June 18, 1999
           Meyer, Larry A. Stanley and
           R. John Taylor


           * By /s/ J.E. Eliassen
                -----------------------
                J.E. Eliassen
                (Attorney-in Fact)

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